                                                                      EXHIBIT 21





                              LIST OF SUBSIDIARIES



Name                                                      Jurisdiction
----                                                      ------------
AO PeterStar Company Limited                              Russia

Baltic Communications Limited                             Russia

BECET International                                       Kazakhstan

NWE Capital (Cyprus) Ltd.                                 Cyprus

Technocom Company Limited                                 Ireland

Teleport-TP                                               Russia

Wireless Technology Corporations Limited                  British Virgin Islands